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                                                                   Exhibit 10.16


                            EARNOUT ESCROW AGREEMENT
                            ------------------------

         EARNOUT ESCROW AGREEMENT ("Escrow Agreement") made as of April 3, 1998, by and among Conley, Canitano & Assoc., Inc., an Ohio corporation ("CCAi"), Kelly-Levey & Associates, Inc., a Kentucky corporation (the "Company"), Burke & Company, P.L.L. (the "Shareholders' Representative") and Anthony F. Kelly, Ronnie Crumpler and Gary Levey (the "Controlling Shareholders").

                                    RECITALS

         WHEREAS, CCAi, the Company and the Controlling Shareholders are parties to the Stock Purchase Agreement dated as of April 3, 1998 (the "Purchase Agreement") and CCAi and the shareholders of the Company other than the Controlling Shareholders (the "Minority Shareholders") are parties to Minority Share Purchase Agreements dated as of April 3, 1998 (the "Minority Share Purchase Agreements") (the Purchase Agreement and the Minority Share Purchase Agreements collectively referred to as the "Purchase Agreement") pursuant to which CCAi acquired all of the capital stock of the Company from the shareholders of the Company;

         WHEREAS, pursuant to the terms of the Purchase Agreement, an additional sum not to exceed One Million One Hundred Twenty Six Thousand Five Hundred Thirty Four Dollars ($1,126,534) (the "Kelly Earnout Consideration") is payable to Anthony F. Kelly ("Kelly") subject to Kelly complying with his Non-Compete Agreement;

         WHEREAS, pursuant to the terms of the Purchase Agreement, an additional sum not to exceed Three Million Three Hundred Seventy Three Thousand Four Hundred Sixty Six Dollars ($3,373,466) (the "Shareholders Earnout Consideration") is payable to the shareholders of the Company other than Anthony
F. Kelly (collectively the "Shareholders") if certain target financial objectives are met (the Kelly Earnout Consideration and the Shareholders Earnout Consideration are collectively referred to as the "Earnout Consideration");

         WHEREAS, CCAi, the Company and the Controlling Shareholders entered into that certain Earnout Agreement dated as of April 3, 1998 (the "Earnout Agreement") whereby the parties thereto defined the target financial objectives and contingencies which will result in the distribution of the Earnout Consideration to the Shareholders and Kelly;

         WHEREAS, each of the Minority Shareholders agreed to be bound by the terms and conditions of the Earnout Agreement; and

         WHEREAS, the Earnout Consideration is to be deposited with the Shareholders' Representative and distributed as provided in this Escrow Agreement; and

         WHEREAS, the parties to this Escrow Agreement have agreed upon and desire to set forth the terms and conditions with respect to the Earnout Consideration to be distributed to the Shareholders and Kelly.




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         NOW THEREFORE, the parties agree as follows:

         1. SHAREHOLDERS' REPRESENTATIVE. CCAi, the Company and the Controlling Shareholders hereby designate and appoint the Shareholders' Representative to serve in accordance with the terms, conditions and provisions of this Escrow Agreement, and the Shareholders' Representative hereby agrees to act as such upon the terms, conditions and provisions provided in this Escrow Agreement.

         2. DEPOSITS OF FUNDS. Funds attributable to the Earnout Consideration (the "Earnout Deposits") shall be paid to the Shareholders' Representative to be distributed to the Shareholders and Kelly at such times and in such amounts as set forth in the Earnout Agreement. The payment of the Earnout Deposits by CCAi to the Shareholders' Representative under this Escrow Agreement shall constitute payments to each of the Shareholders and Kelly under the Purchase Agreement, each of the Minority Share Purchase Agreements and the Earnout Agreement.

         3. EARNOUT CONSIDERATION. Earnout Deposits shall be distributed to the Shareholders and Kelly by the Shareholders' Representative as soon as practicable after being deposited as provided in this Escrow Agreement, but in no event later than thirty (30) days after such Earnout Deposits are deposited in this Escrow. Kelly and each Shareholder shall receive his or her proportionate share of such Earnout Deposit as set forth on EXHIBIT A; PROVIDED, HOWEVER, if a Termination Event (as defined in the Earnout Agreement) shall have occurred with respect to any Shareholder other than Kelly (the "Terminated Shareholder"), then such Terminated Shareholder shall not be entitled to receive any Earnout Deposits earned after the date of such Termination Event. In such event, each remaining Shareholder (other than Kelly) shall receive pro rata in accordance with his or her ownership interest in the Company immediately prior to the closing of the transactions contemplated by the Purchase Agreement as among themselves that amount of the Earnout Deposit that would have been due the Terminated Shareholder. The parties acknowledge that disbursements by the Shareholders' Representative hereunder shall be made (i) to the Shareholders and Kelly individually and (ii) into an escrow account established for purposes of distributing funds due to former employees of the Company under the Company's Retention Incentive Bonus Plan, all in accordance with EXHIBIT A.

         4. RESPONSIBILITIES OF THE SHAREHOLDERS' REPRESENTATIVE. The Shareholders' Representative shall have no duties or responsibilities except those expressly set forth herein. The Shareholders' Representative shall have no responsibility or liability for the truth, accuracy or validity of any agreements referred to in this Escrow Agreement (including, without limitation, EXHIBIT A and the Earnout Agreement), or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any of such agreements. The Shareholders' Representative shall not be liable for any action or determination taken or made in good faith with respect to this Escrow Agreement or any other agreements referenced herein. The liability of the Shareholders' Representative hereunder shall be limited solely to bad faith, willful misconduct or gross negligence on its part. The Shareholders' Representative shall be protected in acting upon any certificate, notice or other instrument whatsoever received by the Shareholders' Representative under this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the


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Shareholders' Representative in good faith believes to be genuine and to have been signed or presented by a proper person or persons.

         If the Shareholders' Representative is uncertain as to its duties or rights hereunder or receives instructions with respect to any funds to be distributed pursuant to this Escrow Agreement which, in the opinion of the Shareholders' Representative and its counsel, are in conflict with any of the provisions of this Escrow Agreement, the Shareholders' Representative shall be entitled to refrain from taking any action until it is directed otherwise in writing by all of the other parties hereto or by an order of a court of competent jurisdiction. The Shareholders' Representative shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to any property held by it in escrow pursuant to this Escrow Agreement other than this Escrow Agreement or except as otherwise provided herein. This Escrow Agreement sets forth the entire agreement relating to the matters set forth herein between the parties hereto and the Shareholders' Representative. If any of the terms and provisions of any other agreement (excluding any amendment to this Escrow Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Escrow Agreement, the terms and provisions of this Escrow Agreement shall govern and control in all respects.

         5. RESIGNATION. The Shareholders' Representative shall have the right, in its discretion, to resign as agent at any time, by giving at least 30 days' prior written notice of such resignation to CCAi and the Company. The Shareholders' Representative shall be discharged from all further duties hereunder upon the expiration of such 30-day period provided, however, that during such 30-day period, the Shareholders must appoint a successor representative.

         6. FEES AND EXPENSES. The Controlling Shareholders shall be liable for the Shareholders' Representative's fees and expenses for its services hereunder. For services rendered under this Escrow Agreement, the Controlling Shareholders shall pay the Shareholders' Representative a fee of $_____.

         7. NOTICES. All communications and disbursements required pursuant to this Earnout Escrow Agreement shall be addressed to the Shareholders, CCAi, the Company and the Controlling Shareholders respectively as follows:




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                  If to the Shareholders' Representative:

                  Burke & Company P.L.L.
                  2105 Grandin Road
                  Cincinnati, Ohio  45208
                  Attention:  Pat Burke

                  If to CCAi or Company:

                  Conley, Canitano & Assoc., Inc.
                  CCAi Renaissance Centre
                  5800 Landerbrook Drive
                  Mayfield Heights, OH  44124
                  Facsimile No. (440) 684-6700
                  Attention:  Nicholas A. Canitano

                  With a copy to counsel:

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio 44114
                  Facsimile No.:  (216) 579-0212
                  Attention:  John M. Saada, Jr., Esq.

                  If to Anthony F. Kelly:

                  Anthony F. Kelly
                  787 Gallant Fox
                  Union, Kentucky  41091

                  With a copy to counsel:

                  Deters, Benzinger & LaVelle, P.S.C.
                  Thomas More Park
                  2701 Turkeyfoot Road
                  Covington, Kentucky  41017
                  Attention:  John C. LaVelle, Esq.


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                  If to Ronnie Crumpler:

                  Ronnie Crumpler
                  2720 Lakeshore Lane
                  Carrollton, Texas  75006

                  With a copy to counsel:

                  Thompson, Coe, Cousins & Irons, L.L.P.
                  200 Crescent Court, Eleventh Floor
                  Dallas, Texas  75201-1853
                  Attention:  Michael A. McClelland, Esq.

                  If to Gary Levey:

                  Gary Levey
                  11424 Kayak Court
                  Indianapolis, Indiana  46236

                  With a copy to counsel:

                  Siegel, Carter & Dassow, LLP
                  300 North Meridian Street
                  Suite 1800
                  Indianapolis, Indiana  46204
                  Attention:  Robert T. Dassow, Esq.

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

         Any notice, instructions or delivery under any of the provisions of this Escrow Agreement shall be in writing and shall be delivered personally, or sent by reputable courier service, delivery charges prepaid and proof of delivery requested. Any such notice shall be deemed given (i) if delivered personally, when so delivered to the applicable address set forth above in this paragraph 7 or (ii) if sent by courier service to the applicable address set forth above in this paragraph 7, two days after delivery to such courier service. Notwithstanding any of the foregoing, no notice or instructions to the Shareholders' Representative shall be deemed to have been received by the Shareholders' Representative prior to actual receipt by the Shareholders' Representative.

         8. PARTIES IN INTEREST. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, and administrators, successors and assigns.

         9. CAPTIONS. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

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         10. INDEMNIFICATION OF SHAREHOLDERS' REPRESENTATIVE. The Controlling
Shareholders, jointly and severally, agree to hold the Shareholders' Representative harmless and to indemnify the Shareholders' Representative against any loss, liability, claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for bad faith, gross negligence or willful misconduct of the Shareholders' Representative. The foregoing indemnities in this paragraph 10 shall survive termination of this Escrow Agreement.

         11. DISAGREEMENTS. If any disagreement or dispute arises between the parties to this Escrow Agreement concerning the meaning or validity of any provision under this Escrow Agreement or concerning any other matter relating to this Escrow Agreement, the Shareholders' Representative (a) shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification, and (b) may deposit, in its sole and absolute discretion, the Earnout Deposits or that portion of the Earnout Deposits it then holds with any court of competent jurisdiction and interplead the parties. Upon such deposit and filing of interpleader, the Shareholders' Representative shall be relieved of all liability as to the Earnout Deposits and shall be entitled to recover from the parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action.

         12. THIRD-PARTY BENEFICIARIES. The Shareholders and their respective successors, heirs, executors, administrators and other estate representatives shall be third party beneficiaries of the provisions of this Escrow Agreement, and shall be entitled to enforce the provisions hereof, in each such case as fully and to the same extent as if they were parties to this Escrow Agreement. Except as provided in the immediately preceding sentence, nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement, and no Person (other than as provided in the immediately preceding sentence) shall be deemed to be a third party beneficiary under or by reason of this Escrow Agreement.

         13. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Ohio.

         14. AMENDMENTS; COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument and cannot be amended or modified in any manner other than by a written instrument duly executed by each party hereto.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW.]


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         IN WITNESS WHEREOF, the parties hereunto have duly caused this Escrow
Agreement to be executed as of the first day above written.

                                     BURKE & COMPANY, P.L.L.,
                                           as Shareholders' Representative


                                     By:  /s/ Patrick Burke
                                         --------------------------------

                                     Its:  Managing Partner
                                          -------------------------------


                                     CONLEY, CANITANO & ASSOC., INC.


                                     By:  Annette Canitano
                                         --------------------------------

                                     Its:  Executive Vice President
                                          -------------------------------



                                     KELLY-LEVEY & ASSOCIATES, INC.


                                     By:   /s/ Anthony F. Kelly
                                         --------------------------------

                                     Its:  President
                                          -------------------------------



                                     /s/ Anthony F. Kelly
                                     ------------------------------------
                                     Anthony F. Kelly


                                     /s/ Gary Levey
                                     ------------------------------------
                                     Gary Levey


                                     /s/ Ronnie Crumpler
                                     ------------------------------------
                                     Ronnie Crumpler



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         Subject to the terms and conditions of this Agreement and the Earnout
Agreement, the undersigned Shareholders hereby acknowledge and agree with the disbursement of the Earnout Consideration as set forth on Exhibit A.




                                     /s/ Trevor Montgomery
                                     ------------------------------------
                                     Trevor Montgomery



                                     /s/ Rob Petersen
                                     ------------------------------------
                                     Rob Petersen



                                     /s/ Don Kirby
                                     ------------------------------------
                                     Don Kirby



                                     /s/ Gary Levey
                                     ------------------------------------
                                     Gary Levey



                                     /s/ Anthony F. Kelly
                                     ------------------------------------
                                     Anthony F. Kelly



                                     /s/ Ronnie Crumpler
                                     ------------------------------------
                                     Ronnie Crumpler